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                                                                    EXHIBIT 99.1


                EQUITY OFFICE PROPERTIES TRUST
        1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

                     FINANCIAL STATEMENTS
        AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998

                           CONTENTS

                                                                           PAGE
Report of Independent Auditors...............................................2

Financial Statements and Notes...............................................3




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                         REPORT OF INDEPENDENT AUDITORS



Compensation and Option Committee of the Board of Trustees of Equity Office Properties Trust
    1997 Non-Qualified Employee Share Purchase Plan

We have audited the accompanying statement of financial condition of the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended, as of December 31, 1998, and the related statement of changes in plan equity for the year then ended. These financial statements are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial condition of the Plan at December 31, 1998 and the plan's changes in plan equity for the year then ended, in conformity with generally accepted accounting principles.


                                                 Ernst & Young LLP
Chicago, Illinois
March 11, 1999









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                         EQUITY OFFICE PROPERTIES TRUST
                 1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 1998

ASSETS:
  Receivable from Equity Office Properties Trust:
Participant contributions ...............................             $  860,800
Plan Sponsor contributions ..............................                154,500
                                                                      ----------

Total Plan equity .......................................             $1,015,300
                                                                      ==========





                            See accompanying notes.


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                         EQUITY OFFICE PROPERTIES TRUST
                 1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                       STATEMENT OF CHANGES IN PLAN EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998

Plan equity at beginning of year ...............................    $        --

Additions:
  Participant contributions ....................................      1,492,100
  Plan Sponsor contributions ...................................        253,500
                                                                    -----------
    Total additions ............................................      1,745,600
                                                                    -----------

Deductions:
  Refunds of Participant contributions .........................        (12,700)
  Purchase and distributions of Common Shares to Participants ..       (717,600)
                                                                    -----------
    Total deductions ...........................................       (730,300)
                                                                    -----------

Plan equity at end of year .....................................    $ 1,015,300
                                                                    ===========


















                            See accompanying notes.




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                         EQUITY OFFICE PROPERTIES TRUST
                 1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF PLAN

The following description of the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended, (the "Plan") provides only general information. Participants should refer to the text of the Plan and the Plan prospectus for a complete description of the Plan's provisions. Equity Office Properties Trust (the "Company") is the Plan sponsor. The Plan was effective January 1, 1998.

The Plan was adopted by the Company in 1997 to encourage eligible employees and eligible trustees ("Participants") to purchase the Company's common shares of beneficial interest, $0.01 par value per share ("Common Shares") in the belief that a Participant's ownership of Common Shares will increase his or her interest in the success of the Company. A Participant is eligible to participate in the Plan for a Purchase Period (as defined below) if he or she serves on the Board of Trustees of the Company or has been employed by Equity Office Properties Management Corp., a subsidiary of the Company, for at least six full calendar months (31 days effective for the Purchase Period commencing July 1, 1998), and is regularly scheduled to work 20 or more hours each week. The minimum amount a Participant can contribute to the Plan is $10 per pay period. The maximum amount a Participant can contribute is 20% of gross pay per pay period, up to $100,000 per calendar year. Contributions may be held as part of the general assets of the Company. All contributions are fully vested.

The Purchase Periods for the year ended 1998 were from January 1 through June 30 and July 1 though December 31 ("Purchase Period"). At the end of each Purchase Period, Participants contributions are used to purchase Common Shares. The price for the Common Shares ("Purchase Price") will be 85% of the lesser of: (i) the Closing Price (as defined below) for a Common Share as of the last business day of the applicable Purchase Period; or (ii) the Average Closing Price (as defined below) of a Common Share for the Purchase Period. The Closing Price is the price reported for the Common Shares in the Wall Street Journal or another publication designated by the Compensation and Option Committee of the Board of Trustees of the Company (the "Committee"), for the applicable business day. The Average Closing Price is the average of the Closing Prices for all business days during the Purchase Period. The number of Common Shares purchased is calculated on a per Participant basis by dividing the contributions made by each Participant during the Purchase Period by the Purchase Price. Only whole shares are purchased.

Employer contributions represent the discount or aggregate difference between the market value price of the Company's Common Shares and the established discount purchase price at the end of the purchase period.

The Common Shares of the Company purchased on behalf of each Participant are uncertificated and are recorded as a book entry. Accordingly, all Common Shares purchased under the provisions of the Plan are deemed to be immediately distributed to the Participants.

Any disposition by any Participant of his or her Common Shares which he or she has owned for less than one year is subject to the restrictions set forth in the Plan.

The Company has reserved 2,000,000 Common Shares for participants under the Plan.






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NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

Accounting Method
The accounting records of the Plan are maintained on the accrual basis. Common Shares were purchased after the end of each Purchase Period, June 30 and December 31, and accounted for in the appropriate Purchase Period.

Expenses
The Company pays administrative expenses of the Plan.


Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


NOTE 3 - DISTRIBUTIONS

A summary of the Common Shares purchased and distributed in July 1998 for the purchase period ended June 30, 1998 is as follows:


         Participant contributions                            $618,600
         Employer contributions                                 99,000
                                                              --------
                                                              $717,600
                                                              ========

         Market value of Common Shares
         purchased and distributed per share                  $27.9355
                                                              ========

         Common Shares purchased and distributed                25,642
                                                                ======


NOTE 4 - FEDERAL INCOME TAXES

The Plan is neither a qualified plan under Section 401(a) of the Internal Revenue Code nor is it an employee stock purchase plan under Section 423 of the Internal Revenue Code. Participants are subject to any required tax withholding by the Company on the discount/compensation earned under the Plan.

NOTE 5 - AMENDMENT OR TERMINATION

The Plan may be amended or terminated by the Committee or the Board of Trustees at any time. Amounts available in Participant's accounts would either be used to purchase Common Shares or returned to the Participants.

NOTE 6 - SUBSEQUENT EVENTS

(1) In January 1999, an additional 41,871 Common Shares with a market value of approximately $1,006,500 were purchased and distributed for the Purchase Period ended December 31, 1998.

(2) In February 1999, the Plan was amended to change the Purchase Period and to affirm various insider trading restrictions as adopted by the Board of Trustees of the Company. During 1999, the Purchase Period shall mean the period January 2, 1999 to June 30, 1999 and July 1, 1999 to November 30,



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1999. After December 1, 1999, the Purchase Period shall mean December 1 to May
31 and June 1 to November 30.























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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-72187) pertaining to the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended, of our report dated March 11, 1999, with respect to the financial statements of the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended, included in this Annual Report and included as Exhibit 99.1 in the 1998 Annual Report (Form 10-K) of Equity Office Properties Trust for the year ended December 31, 1998.

                                            Ernst & Young LLP


Chicago, Illinois
March 22, 1999






















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                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Equity Office Properties Trust
                                1997 Non-Qualified Employee Share Purchase Plan
                                -----------------------------------------------
                                         (Name of Plan)


Date:    March 16, 1999         Compensation and Option Committee of
         --------------         the Board of Trustees of Equity Office
                                Properties Trust




                                By: /s/ Sheli Z. Rosenberg
                                   --------------------------------------
                                   Sheli Z. Rosenberg
                                   Member of the Compensation and
                                   Option Committee and Trustee


























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